Exhibit 10.1

PROMISSORY NOTE CONVERSION AGREEMENT FOR US NOTEHOLDERS

THIS PROMISSORY NOTE CONVERSION AGREEMENT (this “Agreement”) is entered into as of June 17, 2016 by and between Quest Solution, Inc., a Delaware corporation (the “Company”), and _______________ (“Noteholder”).

W I T N E S S E T H:

WHEREAS, the Company has executed a Promissory Note in favor of Noteholder in the original aggregate principal amount of $_________, dated ____________, a copy of which is attached hereto as Exhibit A (the “Note”); and

WHEREAS, the current outstanding principal and interest amount due under the Note (including principal and accrued but unpaid interest) is $_____________, which the Company and Noteholder desire to convert $_______________ of this amount into shares of Series C Preferred Stock, $0.001 par value, of the Company (“Preferred Stock”).

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.	Conversion to Preferred Stock. Notwithstanding any term or provision of the Note to the contrary, this Agreement shall be effective when it is accepted and countersigned by the Company (the “Effective Date”) and the entire amount outstanding under the Note (including principal and accrued but unpaid interest) shall be converted into shares of Preferred Stock (each, a “Share” and collectively, the “Shares”), at a conversion rate of one Share for each $1.00 of principal and accrued but unpaid interest due under the Note through the Effective Date, which, for purposes of this Agreement, Noteholder and the Company agree shall be equal to an aggregate of ___________ Shares of Preferred Stock. Upon the Effective Date and return of the original Note as described below, the Company shall instruct its transfer agent to issue such shares of Preferred Stock to Noteholder at the address on the signature page hereto.

2.	Reserved.

3.	Restricted Stock. The Preferred Stock to be issued hereunder has not been registered with the Securities and Exchange Commission or with the securities regulatory authority of any state. Preferred Stock is subject to restrictions imposed by federal and state securities laws and regulations on transferability and resale, and may not be transferred assigned or resold except as permitted under the Securities Act of 1933, as amended (the “1933 Act”), and the applicable state securities laws, pursuant to registration thereunder or exemption therefrom.

4.	Company Representations and Warranties. As of the date hereof, the Company hereby represents and warrants to Noteholder that:

(a)	Organization. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)	Authority and Validity. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of the Company, and no other proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to perform its obligations under this Agreement. This Agreement constitutes the lawful, valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(c)	Valid Issuance of Preferred Stock. The Shares, when issued and delivered in accordance with the terms hereof, will be duly and validly authorized and issued, fully paid and nonassessable.

(d)	No Violation or Conflict. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (i) violate, conflict with or result in the breach of any provision of the Company’s Certificate of Incorporation or the Company’s Amended and Restated Bylaws, adopted September 29, 2003 (the “Bylaws”), (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable the Company or any of its assets, properties or businesses, or (iii) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the assets or properties of the Company, pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party except, in the case of clauses (ii) and (iii), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

(e)	Governmental/Regulatory Consents and Approvals. Except for filings under federal securities laws and, if required, FINRA rules and regulations, the execution, delivery and performance of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby do not and will not, require any permits, consents, approvals, orders, authorizations of, or declarations to or filings with any federal, state, local or foreign government or regulatory authority, which has not already been obtained, effected or provided.

5.	Noteholder Representations and Warranties. As of the date hereof, Noteholder hereby represents and warrants to the Company that:

(a)	Noteholder is the beneficial owner of the Note free and clear of any liens, security interests, encumbrances or other like items and is conveying good title to the Note back to the Company. The Note is the only Promissory Note that Noteholder holds in relation to Company and that there is no further indebtedness owed by the Company to Noteholder.

(b)	Noteholder, either alone or with the assistance of the appropriate professional advisors, is a sophisticated investor, is able to fend for himself/herself/itself in the transactions contemplated by this Agreement and has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of this investment. Noteholder has the ability to accept the high risk and lack of liquidity inherent in this type of investment. Noteholder’s financial condition is such that Noteholder can afford to bear the economic risk of holding Preferred Stock, and to suffer a complete loss of Noteholder’s investment in the Company represented by Preferred Stock.

(c)	Noteholder:

(i)	has had, and continues to have, access to detailed information with respect to the business, financial condition, results of operations and prospects of the Company;

(ii)	has received or has been provided access to all material information concerning an investment in the Company; and

(iii)	has been given the opportunity to obtain any additional information or documents from, and to ask questions and receive answers of, the officers, directors and representatives of the Company to the extent necessary to evaluate the merits and risks related to an investment in the Company represented by Preferred Stock.

(d)	As a result of Noteholder’s study of the aforementioned information and Noteholder’s prior overall experience in financial matters, and Noteholder’s familiarity with the nature of businesses such as the Company, Noteholder is properly able to evaluate the capital structure of the Company, the business of the Company and the risks inherent therein.

(e)	Noteholder is an “accredited investor” (as said term is defined in Rule 501(a) (17 C.F.R. § 230.501) promulgated under the 1933 Act. Noteholder has accurately completed the Investor Questionnaire attached hereto as Exhibit B. The undersigned agrees to provide any additional documents and information that the Board of Directors of the Company shall reasonably request for purposes of determining whether the undersigned is an accredited investor.

(f)	Noteholder understands that nothing in this Agreement or any materials presented to Noteholder in connection with the issuance of the Shares constitutes legal, tax or investment advice. Noteholder has consulted such legal, tax and investment advisors and made such investigations as it, it its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(g)	No person or entity acting on behalf of, or under the authority of, Noteholder is or will be entitled to any broker’s, finder’s or similar fees or commission payable by the Company.

(h)	Noteholder has all necessary power and authority to execute and deliver this Agreement and become an owner of the Shares. All action on Noteholder’s part required for the lawful execution and delivery of this Agreement has been taken. Upon its execution and delivery, this Agreement will be a valid and binding obligation of Noteholder, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(i)	The Shares are being acquired for Noteholder’s own account without the participation of any other person, with the intent of holding the Shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares and not with a view to, or for resale in connection with, any distribution of the Shares or any portion thereof, nor is Noteholder aware of the existence of any distribution of the Company’s securities, and Noteholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Shares.

(j)	The Shares were not offered to Noteholder by means of any form of general solicitation, general advertising or publicly disseminated advertisements or sales literature, nor is Noteholder aware of any offers made to other persons by such means.

(k)	For purposes of the application of state securities laws, if Noteholder is an individual, then Noteholder resides in the state or province identified in the address of Noteholder set forth on the signature page hereto; if Noteholder is a partnership, corporation, limited liability company or other entity, then the office or offices of Noteholder in which its investment decision was made is located at the address or addresses of Noteholder set forth on the signature page hereto.

(l)	Noteholder acknowledges (a) that the undersigned’s purchase of the Shares will be a highly speculative investment, (b) the tax implication of his/her/its purchase, and (c) the undersigned must continue to bear the economic risk of the investment in the Shares for an indefinite period and recognizes that the Shares will be:

(i)	issued without registration under any state or federal law relating to the registration of securities for sale;

(ii)	issued in reliance on the exemption from registration under the Nevada Uniform Securities Act (the “Nevada Act”), provided by Section 90.530(11) thereof (N.R.S. § 90.530(11));

(iii)	issued in reliance on the exemption from registration under the Delaware Securities Act (the “Delaware Act”), provided by Section 73-207(b)(9) thereof (Del. Code Ann, tit. 6, § 73-207(b)(9));

(iv)	issued in reliance on the exemption from registration under the Securities Act of Washington (the “Washington Act”), provided by Section 21.20.320(1) thereof (Wash. Rev. Code § 21.20.320(1) and Rule WAC 460-44A-50(1)(d) promulgated thereunder); and

(v)	issued in reliance on one or more exemptions from registration under the 1933 Act, including, without limitation, those contained in Sections 3(b)(1), 4(a)(2) or 4(a)(5) thereof and Rules 505 and 506 under Regulation D.

(m)	Noteholder agrees:

(i)	The Shares will not be offered for sale, sold, or transferred other than pursuant to (i) an effective registration under the Nevada Act, the Delaware Act or the Washington Act, as applicable, or in a transaction which is otherwise in compliance with the Nevada Act, the Delaware Act and the Washington Act, as applicable; (ii) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (iii) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws.

(ii)	Noteholder realizes that (a) the Shares have not been registered under the 1933 Act, each Share is characterized under the 1933 Act as a “restricted security” and, therefore, the Shares cannot be sold or transferred unless the Shares are subsequently registered under the 1933 Act or an exemption from registration is available and (b) the Company will be under no obligation to register the Shares or to comply with any exemption available for sale of the Shares without registration, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 of the 1933 Act are not now available, and no assurance has been given that they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Shares. The Company is not being registered as an “investment company” as defined in Section 3(a) of the Investment Company Act of 1940, as amended 15 U.S.C. § 80a-51, et. seq. There is presently no public market for the Shares and Noteholder would most likely not be able to liquidate Noteholder’s investment in the event of an emergency or to pledge the Shares as collateral security for loans. Noteholder’s financial condition is such that it is unlikely that Noteholder would need to dispose of any of the Shares in the foreseeable future. Consistent with the foregoing, Noteholder represents that Noteholder is familiar with Rule 144 and understands the resale limitations imposed by Rule 144 and by the 1933 Act.

(n)	The Company may, if it so desires, refuse to permit the transfer of the Shares unless the request for transfer is accompanied by an opinion of counsel reasonably acceptable to the Company to the effect that neither the sale nor the proposed transfer will result in any violation of the 1933 Act or the applicable securities laws of any other jurisdiction.

(o)	A legend substantially stating the following and indicating that the Shares have not been registered under such securities laws and referring to the restrictions on transferability and sale of the Shares may be placed on any certificate(s) delivered to Noteholder or any substitutes therefor and any transfer agent of the Company may be instructed to require compliance therewith:

“THE SECURITIES ISSUED IN ACCORDANCE HEREWITH HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE “FEDERAL ACT”), AND WERE ISSUED IN RELIANCE UPON ONE OR MORE OF THE EXEMPTIONS CONTAINED IN SECTIONS 3(b)(1), 4(a)(2) OR 4(a)(5) THEREOF. THESE SECURITIES CANNOT BE SOLD, ASSIGNED, PLEDGED OR TRANSFERRED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE FEDERAL ACT, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR IN A TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH THE FEDERAL ACT.”

6.	Miscellaneous.

(a)	This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

(b)	This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both parties. To the extent any terms of the Note are inconsistent with the provisions of this Agreement, Noteholder waives the application of such inconsistent provision and covenants and agrees that the terms of this Agreement shall control.

(c)	Each party to this Agreement hereby represents and warrants to the other party that it has had an opportunity to seek the advice of its own independent legal counsel with respect to the provisions of this Agreement and that its decision to execute this Agreement is not based on any reliance upon the advice of any other party or its legal counsel. Each party represents and warrants to the other party that in executing this Agreement such party has completely read this Agreement and that such party understands the terms of this Agreement and its significance. This Agreement shall be construed neutrally, without regard to the party responsible for its preparation.

(d)	Each party to this Agreement hereby represents and warrants to the other party that

(i)	the representative executing this Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Agreement; and

(ii)	the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

(e)	This Agreement may be executed in any number of counterparts, all of which taken together shall constitute a single instrument.

[SIGNATURES CONTAINED ON FOLLOWING PAGE.]

IN WITNESS WHEREOF, the parties have executed this Promissory Note Conversion Agreement as of the date set forth above.

COMPANY:		NOTEHOLDER:

QUEST SOLUTION, INC.

By:		By:

Name:	Gilles Gaudreault	Name:

Title:	Chief Executive Officer	Title:

Address:	860 Conger Street	Address:
Eugene, OR 97402

Telephone:	(541) 284-1476	Telephone:

Facsimile:	(____) ___________	Facsimile:

E-Mail:	ggaudreault@questsolution.com	E-Mail:

EXHIBIT A

COPY OF NOTE

EXHIBIT B

INVESTOR QUESTIONNAIRE

1.	The exact name that your Shares are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between Noteholder and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

Fax:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Occupation/Business: _____________________________________________________

6.	Place and date of formation if an entity:

7.	If Noteholder is an individual subscriber, please CHECK whichever of the following statements, (a) - (e) below, is applicable to you:

_______ (a) Noteholder has had an individual income in excess of $200,000 in each of the two most recent calendar years and reasonably expects to have an individual income in excess of $200,000 in the current calendar year;

_______ (b) Noteholder has had joint income with his or her spouse in excess of $300,000 in each of the two most recent calendar years and reasonably expects to have joint income with his or her spouse in excess of $300,000 in the current calendar year;

_______ (c) Noteholder has an individual net worth, or joint net worth with his or her spouse, in excess of $1,000,000, excluding the value of Noteholder’s primary residence;

_______ (d) Noteholder is a director or executive officer of the Company;

_______ (e) None of the above.

For purposes of this Questionnaire, the following definitions apply:

“Individual income” means “adjusted gross income” as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the amount of any losses claimed as a limited partner in a limited liability company (as reported on Schedule E of Form 1040) and (iii) any deduction claimed for depletion under Section 611 et seq. of the Code.

“Joint income” means “adjusted gross income” of you and your spouse as reported for federal income tax purposes, increased by the following amounts: (i) the amount of any interest income received which is tax-exempt under Section 103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited liability company (as reported on Schedule E of Form 1040) and (iii) any deduction claimed for depletion under Section 611 et seq. of the Code.

“Net worth” means the excess of total assets at fair market value, including personal property but excluding the value of Noteholder’s primary residence, over total liabilities, including mortgages and income taxes on unrealized appreciation of assets.

8. If Noteholder is a corporation, partnership, employee benefit plan, individual retirement account or trust, please CHECK whichever of the following statements, (a) - (n) below, is applicable to it:

_______ (a) Noteholder is a self-directed individual retirement account or 401(k) Plan (if this statement is checked, the participant must also check whichever of statements 7(a) - (e) above are applicable);

_______ (b) Noteholder is a bank as defined in Section 3(a)(2) of the 1933 Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in an individual or fiduciary capacity;

_______ (c) Noteholder is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

_______ (d) Noteholder is an insurance company as defined in Section 2(13) of the 1933 Act;

_______ (e) Noteholder is an investment company registered under the Investment Company Act of 1940, as amended (the “Company Act”);

_______ (f) Noteholder is a business development company as defined in Section 2(a)(48) of the Company Act;

_______ (g) Noteholder is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended ;

_______ (h) Noteholder is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of $5,000,000;

_______ (i) Noteholder is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, provided that the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, and the plan fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, the investment decisions are made solely by persons that are accredited investors.

_______ (j) Noteholder is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

_______ (k) Noteholder is an organization described in Section 501(c)(3) of the Code, a corporation, a Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

_______ (l) Noteholder is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act;

_______ (m) Noteholder is an entity, each of whose stockholders, partners or beneficiaries meets at least one of the conditions set forth under 7(a) - (d) above with respect to individuals or 8(b)-(l) above with respect to corporations, partnerships, trusts or other entities; or

_______ (n) None of the above.

IF YOU CHECK STATEMENT 8(m) ABOVE AND DO NOT CHECK ANY OTHER STATEMENT, A COMPLETED QUESTIONNAIRE AND AGREEMENT FOR EACH STOCKHOLDER OF THE CORPORATION, EACH PARTNER OF THE PARTNERSHIP OR EACH BENEFICIARY OF THE EMPLOYEE BENEFIT PLAN MUST ACCOMPANY THIS QUESTIONNAIRE AND AGREEMENT.